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                                                                   EXHIBIT 10.24












                              GENUINE PARTS COMPANY
                               DEATH BENEFIT PLAN


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                                TABLE OF CONTENTS

ARTICLE 1 -- INTRODUCTION....................................................  1

ARTICLE 2 -- PLAN DEFINITIONS................................................  1

         Alternative Death Benefit...........................................  1
         Annuity Starting Date...............................................  1
         Average Earnings....................................................  1
         Beneficiary.........................................................  1
         Company ............................................................  1
         Credited Service....................................................  1
         Earnings............................................................  1
         Effective Date......................................................  1
         Employee............................................................  2
         Employer............................................................  2
         Employment..........................................................  2
         Normal Retirement Age...............................................  2
         Normal Retirement Date..............................................  2
         Participant.........................................................  2
         Plan     ...........................................................  2
         Plan Administrator or Committee.....................................  2
         Plan Year...........................................................  2
         Trustee.............................................................  2

ARTICLE 3 -- ELIGIBILITY AND PARTICIPATION...................................  2

         3.1  Eligibility....................................................  2
         3.2  Termination of Coverage........................................  3

ARTICLE 4 -- BENEFITS........................................................  3

         4.1  Computation of Benefit.........................................  3

ARTICLE 5 -- PAYMENT OF BENEFITS.............................................  4

         5.1  Form of Payment................................................  4
         5.2  Withholding....................................................  4

ARTICLE 6 -- CLAIMS..........................................................  4

         6.1  General Information............................................  4

ARTICLE 7 -- FUNDING.........................................................  4

         7.1  Funding........................................................  4

ARTICLE 8 -- PLAN ADMINISTRATION.............................................  4

         8.1  Plan Administrator.............................................  4
         8.2  Claims Procedure...............................................  5



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
         8.3  Procedure For Appeals Of Denied Claims.......................... 6
         8.4  Claim and Appeal Procedures Are Conditions
              Precedent to Benefits........................................... 6

ARTICLE 9 -- PLAN AMENDMENT AND TERMINATION................................... 7

         9.1  Right to Amend or Terminate the Plan............................ 7

ARTICLE 10 -- MISCELLANEOUS................................................... 7

         10.1  Construction................................................... 7
         10.2  Governing Law.................................................. 7
         10.3  Legal Process.................................................. 7
         10.4  No Employment Rights........................................... 8
         10.5  No Guarantee of Tax Consequences............................... 8
         10.6  Rights to Assets............................................... 8
         10.7  Conclusiveness of Records...................................... 8
         10.8  Payment of Expenses............................................ 8
         10.9  Right to Require Information and Reliance Thereon.............. 8
         10.10  Mental or Physical Incompetency............................... 9
         10.11  Assignment of Benefits........................................ 9
         10.12  Inability to Locate Payee..................................... 9




























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                            ARTICLE 1 -- INTRODUCTION

Prior to July 15, 1997, Genuine Parts Company (the "Company") offered an Alternative Death Benefit to Beneficiaries of certain Participants under the Genuine Parts Company Pension Plan (the "Pension Plan"). Effective July 15, 1997, the Pension Plan ceased providing an Alternative Death Benefit with regard to Participants who died after July 15, 1997. To replace the Alternative Death Benefit, the Company adopted the Genuine Parts Company Death Benefit Plan (the "Plan"). The purpose of the Plan is to provide a death benefit to a Beneficiary of certain Participants upon a Participant's death.

THIS DOCUMENT CONTAINS ALL PROVISIONS OF THE DEATH BENEFIT PLAN. ANY CONFLICT OR AMBIGUITY ARISING BETWEEN THIS DOCUMENT AND ANY OTHER DOCUMENT OR COMMUNICATION, INCLUDING BUT NOT LIMITED TO ANY SUMMARY PLAN DESCRIPTION, BROCHURE, OR ORAL OR VIDEO PRESENTATION, DESCRIBING THE RIGHTS, BENEFITS, OR OBLIGATIONS OF THE COMPANY AND EMPLOYEES UNDER THE DEATH BENEFIT PLAN SHALL BE RESOLVED IN FAVOR OF THIS PLAN DOCUMENT.

                          ARTICLE 2 -- PLAN DEFINITIONS

The following terms are used in the Plan. Each such term shall have the following meaning unless a different meaning is clearly required by the context. For purposes of this Plan, the singular shall be read as the plural, and the masculine gender shall include the feminine gender unless the context clearly requires otherwise.

ALTERNATIVE DEATH BENEFIT shall have that meaning as defined in Section 5.02 of the Pension Plan in effect before July 15, 1997.

ANNUITY STARTING DATE shall mean have that meaning as defined in the Pension
Plan.

AVERAGE EARNINGS shall mean the Participant's Average Earnings under the Pension Plan.

BENEFICIARY shall mean the Participant's beneficiary as defined in the Pension Plan.

COMPANY shall mean Genuine Parts Company and its successors or assigns who adopt this Plan.

CREDITED SERVICE shall mean the Participant's number of years of Credited Service under the Pension Plan.

EARNINGS shall have that meaning as defined in the Pension Plan.

EFFECTIVE DATE shall mean July 15, 1997.




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EMPLOYEE shall mean any person employed by the Employer.

EMPLOYER shall mean the Company and any affiliated company whose employees participate in the Pension Plan.

EMPLOYMENT shall mean the active service of an Employee with the Employer.

NORMAL RETIREMENT AGE shall mean the Participant's 65th birthday or, if later, the fifth anniversary of the date the Participant commenced participation in the Pension Plan.

NORMAL RETIREMENT DATE shall mean the first day of the month coincident with or next following the Participant's Normal Retirement Age.

PARTICIPANT shall mean an Employee who becomes eligible to participate in the Pension Plan and who satisfies the requirements of Article 3 of this Plan.

PLAN shall mean this Genuine Parts Company Death Benefit Plan, as amended from time to time.

PLAN ADMINISTRATOR OR COMMITTEE shall mean the Pension Committee of the Genuine Parts Company Pension Plan or such other individual(s) designated by the Company's Board of Directors or the Board's Executive Committee.

PLAN YEAR shall be the calendar year.

TRUSTEE shall mean any institution or individual(s) who shall accept the appointment of the Committee to serve as Trustee pursuant to the Plan.

                   ARTICLE 3 -- ELIGIBILITY AND PARTICIPATION

3.1      ELIGIBILITY

A Beneficiary shall be eligible to receive benefits under this Plan only if all of the following conditions are satisfied:

         (a)      The Participant has earned 3 or more years of Credited
                  Service;

         (b) The Participant dies prior to terminating his Employment and prior to his Annuity Starting Date; and

         (c) The Participant (or his or her Beneficiary) is not entitled to or has waived his or her right to a death benefit under the Pension Plan.


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3.2      TERMINATION OF COVERAGE

Coverage under this Plan ends on the earliest of the following events:

         (a)      The Participant is no longer eligible under Section 3.1;

         (b)      The Plan is terminated;

         (c) The Plan is amended to cease coverage or eligibility for coverage with respect to a Participant or class of Participants.

                              ARTICLE 4 -- BENEFITS

4.1      COMPUTATION OF DEATH BENEFIT

Benefits under this Plan shall be equal to the following amount:

         (a) The Beneficiary's death benefit shall be the present value of the following hypothetical monthly benefits:

                  (i) For a Participant with at least 3 but less than 10 complete years of Credited Service, the greater of
                           (A) 30% of the Participant's current monthly Earnings as of the date immediately prior to the Participant's death, or (B) 30% of the Participant's Average Earnings, payable for 12.5 months.

                  (ii) For a Participant with 10 but less than 15 complete years of Credited Service, the greater of (A) 30% of the Participant's current monthly Earnings as of the date immediately prior to the Participant's death, or
                           (B) 30% of the Participant's Average Earnings, payable for 25 months;

                  (iii) For a Participant with 15 or more complete years of Credited Service, the greater of (A) 30% of the Participant's current monthly Earnings as of the date immediately prior to the Participant's death, or (B) 30% of the Participant's Average Earnings, payable for 50 months.

         (b) Present value shall be determined using the actuarial assumptions set forth in the Pension Plan for determining single sum values.



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                        ARTICLE 5 -- PAYMENT OF BENEFITS

5.1      FORM OF PAYMENT.

Payments under this Plan shall be made in lump sum cash amounts only as soon as administratively feasible (as determined by the Plan Administrator in its sole discretion).

5.2      WITHHOLDING.

The Plan Administrator will withhold from any payment any income or employment taxes required to be withheld under applicable federal, state or local law.

                               ARTICLE 6 -- CLAIMS

6.1      GENERAL INFORMATION

Upon a Participant's death, the Participant's Beneficiary must contact the Plan Administrator in order to arrange for the submission of a claim for benefits. Once notification of death is received by the Plan Administrator, the Plan Administrator will supply the necessary forms for submitting a claim.

                              ARTICLE 7 -- FUNDING

7.1      FUNDING

The benefits provided under this Plan shall be paid from the Employer's general assets or from a trust designated by the Committee.

                        ARTICLE 8 -- PLAN ADMINISTRATION

8.1      PLAN ADMINISTRATOR

         (A) RESPONSIBILITY OF PLAN ADMINISTRATOR. The Plan Administrator shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

         (B) AUTHORITY OF THE PLAN ADMINISTRATOR. The Plan Administrator shall have all the authority that may be necessary or helpful to enable him to discharge his responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Plan Administrator shall have the exclusive right: to interpret the Plan ( to determine eligibility for coverage; to determine eligibility for benefits; to construe any ambiguous provision of



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                  the Plan; to correct any default, to supply any omission; to reconcile any inconsistency; and to decide any and all questions (including, but not limited to questions of fact) arising in the administration, interpretation, and application of the Plan.

         (C) DISCRETIONARY AUTHORITY. The Plan Administrator shall have full discretionary authority in all matters related to the discharge of his responsibilities and the exercise of his authority under the Plan including, without limitation, his construction of the terms of the Plan and his determination of eligibility for coverage and benefits. It is the intent of the Plan that the decisions of the Plan Administrator and his action with respect to the Plan shall be conclusive and binding upon all persons having or claiming to have any right or interest in or under the Plan and that no such decision or action shall be modified upon judicial review unless such decision or action is proven to be arbitrary or capricious.

         (D) DELEGATION OF AUTHORITY. The Plan Administrator may delegate some or all of his authority under the Plan to any person or persons provided that any such delegation shall be in writing.

8.2      CLAIMS PROCEDURE

         (A) CLAIMS SUBMISSION. A Beneficiary must submit a claim to the Plan Administrator at the time and in the manner provided under Section 6.1. The Plan Administrator has 90 days, following the date on which it receives the claim, to allow or deny the claim in whole or in part. Under special circumstances, the Plan Administrator may require an additional 90 days to make its decision. However, in order to require such additional 90 days, the Plan Administrator must notify the Beneficiary in writing within the first 90 day period that it requires an additional 90 days.

         (B) ALLOWANCE OF A CLAIM. If the claim is allowed in whole or in part, the Plan Administrator shall pay the benefit as provided in Article 5.

         (C) DENIAL OF A CLAIM. If a claim is denied in whole or in part, the Plan Administrator shall provide a written notice of the denial to the Beneficiary. The notice shall include the information described under Section 8.2(d). A claim is deemed denied in whole or in part when the Plan Administrator provides such notice to the Beneficiary. However, if the Plan Administrator fails to provide such notice to the Beneficiary within the period of time provided under Section 8.2(a), the claim is deemed denied on the last day of such period to the extent that it is not allowed by the Plan Administrator during such period.



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         (D)      NOTICE OF DENIAL. If the claim is denied in whole or in part, the Plan Administrator shall provide the Beneficiary with a written notice setting forth the following information:

                  (1)      The specific reason for the denial;

                  (2) The specific provisions of the Plan on which the denial is based;

                  (3) A description of any additional material or information necessary for the Beneficiary to perfect the claim, together with an explanation as to why such material or information is necessary; and

                  (4) Information as to how the Beneficiary may submit the claim to the Plan Administrator for review.

8.3      PROCEDURE FOR APPEALS OF DENIED CLAIMS

         (A) RIGHT TO APPEAL. Any Beneficiary whose claim has been properly submitted to the Plan Administrator and whose claim has been denied in whole or in part by the Plan Administrator may file an appeal in writing with the Plan Administrator within 90 days after receipt by the Beneficiary of written notice of the denial or within 90 days after the claim is deemed denied.

         (B) RIGHT TO REVIEW DOCUMENTS, ETC. The Beneficiary or his representative (authorized to represent the Beneficiary pursuant to a written instrument which is satisfactory to the Plan Administrator) may review any pertinent documents and submit any issues or comments to the Plan Administrator.

         (C) DECISION OF PLAN ADMINISTRATOR. The Plan Administrator has 60 days, following the date on which he receives the appeal, to allow or deny the appeal in whole or in part. Under special circumstances, the Plan Administrator may require an additional 60 days to make his decision. However, in order to require such additional 60 days, the Plan Administrator must notify the Beneficiary in writing within the first 60 day period that he requires an additional 60 days. The Beneficiary shall be notified in writing of the decision of the Plan Administrator and the reasons therefore, including references to applicable Plan provisions. If the Beneficiary is not notified of the decision within 60 days (120 days under special circumstances), then the appeal is deemed denied.

8.4      CLAIM AND APPEAL PROCEDURES ARE CONDITIONS PRECEDENT TO BENEFITS

The claim and appeal procedures described in the Plan are integral parts of the Plan and the entitlement of any Beneficiary to a benefit is subject to a condition precedent that such



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Beneficiary comply with the claim and appeal procedures in proper and timely fashion. It is the intent of the Plan that no benefit be paid and no denial of a benefit be subjected to judicial review unless the Beneficiary first complies fully with the claim procedures and, if the claim is denied or deemed denied, the appeal procedures described in the Plan.

                   ARTICLE 9 -- PLAN AMENDMENT AND TERMINATION

9.1      RIGHT TO AMEND OR TERMINATE THE PLAN

Although Genuine Parts Company intends to continue the Plan indefinitely, the Plan may be terminated, suspended or modified, in whole or in part, at any time for any reason by independent action of the Board or the Executive Committee of the Board. The Committee may also adopt any amendment to the Plan which (1) is required to comply with any applicable law or (2) does not materially increase the costs associated with the Plan. The procedure for terminating, suspending, or modifying the Plan is the adoption of a resolution to such effect. A resolution is considered adopted when a majority of the members of the Board or, if applicable, Committee, who are present approve of the resolution by vocal or written vote at a Board or Committee meeting, whichever is applicable. If no meeting is held, the resolution is in writing and signed by all the members of the Board or Committee.

                           ARTICLE 10 -- MISCELLANEOUS

10.1     CONSTRUCTION

Headings of articles, sections, subsections and paragraphs are inserted for convenience of reference; they are not part of this Plan and shall not be considered in construing it. Any reference herein to an article, section, subsection or paragraph shall be a reference to an article, section, subsection or paragraph of this Plan unless the context clearly indicates otherwise. The term "person" shall be construed to mean and include an individual (or natural person); an entity such as a corporation, partnership, trust or association; or a division or department of such an entity.

10.2     GOVERNING LAW

This document shall be construed and governed in accordance with the laws of Georgia, except as such laws are preempted by applicable federal law.

10.3     LEGAL PROCESS

The Plan Administrator is the designated agent for service of legal process.



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10.4     NO EMPLOYMENT RIGHTS

Nothing contained in this Plan shall give any Employee the right to be retained in the employment of the Company or affect the right of the Company to dismiss any Employee. The adoption and maintenance of this Plan shall not constitute a contract between the Company and the Employee for consideration for, or inducement or condition of, the employment of the Employee.

10.5     NO GUARANTEE OF TAX CONSEQUENCES

No person connected to the Plan in any capacity, including but not limited to the Employer, its affiliates, and the directors, officers and employees of the Employer and its affiliates, makes any representation, commitment or guarantee that any tax treatment, including, but not limited to federal, state and local, income, estate and gift tax treatment, will be applicable with respect to amounts paid to or for the benefit of a Participant or a Beneficiary in connection with this Plan, or that any such tax treatment will apply to or be available to a Participant or Beneficiary on account of any coverage or any action (including action permitted or required under the Plan) taken in connection with such coverage.

10.6     RIGHT TO ASSETS
Neither the creation of any fund or accounts, nor the payment of benefits under this document shall be construed as giving any legal or equitable right to any Employee, former Employee or Beneficiary against the Employer, its officers or employees except as expressly provided herein.

10.7     CONCLUSIVENESS OF RECORDS

The records of the Employer with respect to age, Credited Service, employment history, compensation, absences, illnesses and all other relevant matters shall be conclusive for purposes of the administration of, and the resolution of claims arising under this document.

10.8     PAYMENT OF EXPENSES

The Employer may, but does not obligate itself to pay all or part of the expenses of administration of the Plan contained in this document and the expenses of the Administrator, and any other expenses incurred at the direction of the Administrator.

10.9     RIGHT TO REQUIRE INFORMATION AND RELIANCE THEREON

The Employer and Plan Administrator shall have the right to require any Participant or Beneficiary to provide it and its agents with such information, in writing, and in such form as it may deem necessary to the administration of this document and may rely on that




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information in carrying out its duties hereunder. Any payment to a Participant or Beneficiary in accordance with the provisions of this document in good faith reliance upon any written information provided by the Participant and/or Beneficiary shall be in full satisfaction of all claims by the Participant and/or his Beneficiary.

10.10    MENTAL OR PHYSICAL INCOMPETENCY

Every person receiving or claiming benefits under the Plan shall be presumed to be mentally and physically competent and of age until the Plan Administrator receives a written notice, in a form and manner acceptable to it, that such person is mentally or physically incompetent or a minor, and that a guardian, conservator or other person legally vested with the care of his estate has been court appointed.

10.11    ASSIGNMENT OF BENEFITS

Benefits under this Plan may not be assigned; any attempt to assign benefits is void.

10.12    INABILITY TO LOCATE PAYEE

If the Plan Administrator is unable to make payment to any Participant or other person to whom a payment is due under the Plan because he cannot ascertain the identity or whereabouts of such Participants or other person after reasonable efforts have been made to identify or locate such person such payment and all subsequent payments otherwise due to such Participant or other person shall be forfeited seven (7) years after the date any such payment first became due.

             IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed and its seal to be hereunto affixed on the date indicated below, but effective as of July 15, 1997.

                                  GENUINE PARTS COMPANY

                                  By:        /s/ George W. Kalafut
                                      -----------------------------------
                                  Title:     Committee Chairman
                                        ---------------------------------
                                  Date:      July 15, 1997
                                        ---------------------------------

Attest:

     /s/ Frank M. Howard
----------------------------------
         V. P. & Treasurer











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